                             ARTHUR ANDERSEN LLP


                                                                 EXHIBIT 23.3

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Destia Communications, Inc.:

      As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made part of this registration statement.

                                             /s/ Arthur Andersen LLP
                                             Arthur Andersen LLP

New York, New York
December 21, 1999